Exhibit 99.1

Critical Path Announces Fourth Quarter and Year-End 2006 Results

Financial Improvement Trend Continues

SAN FRANCISCO, Calif. (Monday, April 16, 2007) – Critical Path, Inc. (OTC: CPTH), a leading provider of messaging software and services, today announced financial results for the fourth quarter and fiscal year ended December 31, 2006.

Fourth Quarter 2006 Results

Revenue and Gross Margins

For the fourth quarter of 2006, revenues were $12.5 million, compared to $10.9 million in the third quarter of 2006 and $15.2 million in the fourth quarter of 2005.

Based upon U.S. generally accepted accounting principles (GAAP), gross margins for the fourth quarter of 2006 were 58%, compared to 53% in the third quarter of 2006 and 47% in the fourth quarter of 2005. On an adjusted EBITDA basis, gross margins in the fourth quarter of 2006 were 60%, compared to 55% in the third quarter of 2006 and 52% in the fourth quarter of 2005.

Adjusted EBITDA is a non-GAAP metric used by management to measure the Company’s operating performance and is earnings before interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items, such as other income (expense), restructuring and other expenses, stock-based expenses, loss on extinguishment of debt and accretion on redeemable preferred stock.

Net Results

Net loss on a GAAP basis, which excludes the accretion of redeemable preferred stock (a non-cash item related to outstanding preferred stock), for the fourth quarter of 2006, was $2.3 million or $0.06 per share, compared to a net loss of $2.0 million or $0.06 per share in the third quarter of 2006 and a net loss of $3.7 million or $0.10 per share in the fourth quarter of 2005. For the fourth quarter of 2006, total cost of net revenues and operating expenses, on a GAAP basis, was $13.5 million, compared to $12.2 million in the third quarter of 2006 and $18.9 million in the fourth quarter of 2005.

Net loss attributable to common shareholders based on GAAP, which includes the accretion of redeemable preferred stock, for the fourth quarter of 2006, was $5.9 million or $0.16 per share, compared to a net loss of $5.6 million or $0.15 per share in the third quarter of 2006 and a net loss of $7.1 million or $0.20 per share in the fourth quarter of 2005.

Net loss on an adjusted EBITDA basis for the fourth quarter of 2006, was $0.3 million, or $0.01 per share, compared to net loss of $1.7 million or $0.05 per share in the third quarter of 2006 and a loss of $1.7 million or $0.05 per share in the fourth quarter of 2005. For the fourth quarter of 2006, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $12.8 million, compared to $12.5 million for the third quarter of 2006 and $16.9 million for the fourth quarter of 2005.

Cash and Cash Equivalents

As of December 31, 2006, the Company’s cash and cash equivalents totaled $14.5 million, compared to $19.4 million at September 30, 2006 and $18.7 million at December 31, 2005. Cash decreased sequentially primarily as a result of the timing of the Company’s billing for maintenance and support, as well as increased accounts receivable balances.

2006 Year-End Results

Revenue and Gross Margins

For the fiscal year 2006, revenues were $46.4 million, compared to $66.8 million for the 2005 fiscal year. A substantial portion of the year-over-year decline in revenue resulted from the sale of the company’s hosted assets.

Gross margins, based upon GAAP, for the year were 55%, an improvement of 8 points, up from 47% in 2005. Gross margins, on an adjusted EBITDA basis, for the year were 57%, an improvement of 5 points, up from 52% in 2005.

Net Results

Net loss on a GAAP basis, which excludes accretion of redeemable preferred stock (a non-cash item related to outstanding preferred stock), for the fiscal year 2006 was $10.9 million or $0.30 per share, a reduction of $2.7 million from a net loss of $13.6 million or $0.43 per share in the 2005 fiscal year.

For the 2006 fiscal year, total cost of net revenues and operating expenses, on a GAAP basis, was $53.3 million, a reduction of $29.5 million from $82.8 million in the 2005 fiscal year.

Net loss attributable to common shareholders based on GAAP, which includes the accretion of redeemable preferred stock, for the 2006 fiscal year, was $25 million or $0.69 per share, a reduction of $7.3 million from a net loss of $32.4 million or $1.01 per share in the 2005 fiscal year.

Adjusted EBITDA loss for the 2006 fiscal year was $6.2 million or $0.17 per share, a reduction of $1.0 million from an adjusted EBITDA loss of $5.2 million or $0.16 per share in the 2005 fiscal year. For the 2006 fiscal year, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $52.6 million, a reduction of $19.4 million from $72.0 million in the 2005 fiscal year.

“Looking back at 2006, it can be viewed in two halves. In the first half, we continued to build awareness around consumer mobile messaging and defined a new messaging solution paradigm that enables our customers to effectively compete in today’s community-centric, social networking world,” said Mark Ferrer, CEO and Chairman, Critical Path. “In the second half, we built momentum for 2007 with operator launches of new consumer mobile push email services, delivering our first release of community-centric messaging, adding new customers in all of our brands, some of which were taken from competitors, and by closing the year nearly reaching break-even on an adjusted EBITDA basis for the fourth quarter.”

2006 Highlights

•

New Customer Deployments – Critical Path continued to grow its blue-chip customer base in 2006. Recent announcements across all product lines include new deployments at Telefonica Moviles in Spain, WIND in Italy, O2 in the UK, Hutch Indonesia, IDEA Cellular in India and VDC in Vietnam. In 2006, Critical Path added six new Memova® Mobile customers. Critical Path also continued to acquire new Memova® Messaging and Memova® Anti-Abuse customers, while expanding the deployment of these platforms at existing customers.

•

Continued Improvement in Financial Performance – In 2006, Critical Path increased gross margins by 8 points to 55% and narrowed its net loss by 2.7 million. In addition, revenue increased sequentially, growing from $10.9 million in Q3 to $12.5 million in Q4, 2006.

•

New Product Offerings – During the past year, Critical Path introduced new solutions that enhance mobility and enable consumers to easily and safely participate in today’s growing social networks. For example, Memova® Mobile moved beyond email to provide new mobile content solutions that make it easier for consumers to access email, blogs, popular social networks and Internet content from virtually any consumer mobile phone. Complementing this, Critical Path also expanded its Memova® Messaging platform to bring messaging and communications services together with multimedia albums and blogs for a rich consumer experience oriented around personalized communities. Additionally, Critical Path delivered a premium Memova® Anti-Abuse appliance, the C-2000, and a base offering, the A-1200, both of which provide enhanced protection and price performance for service providers.

“As we enter 2007, our new solutions put the people we interact with ahead of the form of communication we use,” said Donald Dew, CTO, Critical Path. “This contact-centric approach gives consumers a simple, integrated means of creating their own personal communities and accessing the social networks in which they already participate. This enables operators to deliver these capabilities within their existing portals, strengthening their subscriber experience and opening new revenue-generating opportunities.”

Regulation G

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis, both cost of revenues and operating expenses on an adjusted EBITDA basis and Memova Anti-Abuse sales bookings. The most directly comparable GAAP measures are the net loss attributable to common shareholders, cost of net revenues and operating expenses and net revenues, respectively. The adjusted EBITDA results exclude interest income (expense), provision for income taxes, depreciation and amortization as well as other items such as other income (expense), net, restructuring and other expenses, stock-based expenses, loss on extinguishment of debt and accrued dividends and accretion on redeemable preferred stock. Memova Anti-Abuse sales bookings are the billable value of contracts for such products closed in the period. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Pre-Recorded Conference Call

Critical Path provides pre-recorded reviews of its financial results. The pre-recorded review discussing financial results for the fourth quarter and fiscal year ended December 31, 2006 will be available via Webcast or telephone. The Webcast will be available on Critical Path’s Web site at http://www.criticalpath.net/en/31/webcasts/ as of Monday, April 16, 2007, immediately following the distribution of this press release. Additionally, telephone access to the pre-recorded review will be available beginning Monday, April 16 through Monday, April 30, 2007 by dialing +1 800-642-1687 (within the U.S. and Canada) or +1 706-645-9291 (from outside the U.S. and Canada) and using conference ID 3656141.

Questions about the company’s financial results may be submitted to ir@criticalpath.net. Any questions regarding the results that are submitted by 6 PM Eastern time, Wednesday, April 18, 2007, may be publicly responded to by the company on the Investor Relations section of the company’s Web site (http://www.criticalpath.net/investors). The company does not undertake to publicly respond to all such questions submitted.

About Critical Path, Inc.

Critical Path’s Memova® solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova® Mobile gives consumers instant, on-the-go access to the messages that matter™ most. Featuring industry-leading anti-spam and anti-virus technology, Memova® Anti-Abuse protects consumers against viruses and spam. Memova® Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance of our product and service offerings, the ability of our customers to achieve cost savings and improve revenues in the provision of services, industry trends, market and customer requirements and the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, completion of the company’s year-end close and audit procedures, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo, Memova and the Memova logo and Messages that Matter are the trademarks of Critical Path, Inc., some of which are registered in various jurisdictions. All other trademarks are the property of their respective holders.

Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Michelle Weber	Investor Relations
415.541.2575	415.541.2619
cp-publicrelations@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2006	September 30, 2006	December 31, 2005

	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$14,542	$19,414	$18,707
Accounts receivable, net	10,283	8,945	10,096
Current assets held for sale	—	—	2,782
Other current assets	2,427	2,715	2,411

Total current assets	27,252	31,074	33,996
Property and equipment, net	2,612	2,515	2,625
Goodwill	7,460	7,310	7,047
Other assets	679	836	1,756

Total assets	$38,003	$41,735	$45,424

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$3,995	$2,763	$2,726
Accrued expenses	16,837	18,892	19,727
Deferred revenue	6,848	9,694	6,574
Capital lease and other obligations, current	24	38	106
Current liabilities held for sale	—	—	219

Total current liabilities	27,704	31,387	29,352
Deferred revenue long-term	229	522	710
Notes payable, long-term	22,396	21,370	18,493
Capital lease and other obligations, long-term	—	—	50
Embedded derivative liability	612	690	1,534

Total liabilities	50,941	53,969	50,139

Redeemable preferred stock	134,406	130,811	120,293

Total shareholders’ deficit	(147,344)	(143,045)	(125,008)

Total liabilities, redeemable preferred stock and shareholders’ deficit	$38,003	$41,735	$45,424

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three months ended
	December 31, 2006	September 30, 2006	December 31, 2005	Year ended December 31,
				2006	2005
	(in thousands, except per share amounts)
NET REVENUE
Software licensing	$3,779	$2,688	$4,269	$12,876	$19,078
Hosted messaging	1,166	1,220	3,150	4,775	15,198
Professional services	2,879	2,257	2,829	10,539	12,759
Maintenance and support	4,716	4,687	4,955	18,240	19,797

Total net revenue	12,540	10,852	15,203	46,430	66,832

COST OF NET REVENUE
Software licensing	976	1,105	1,236	4,447	4,843
Hosted messaging	867	740	3,144	3,142	15,095
Professional services	2,017	1,943	2,252	8,156	9,331
Maintenance and support	1,395	1,303	1,460	5,216	6,060

Total cost of net revenue	5,255	5,091	8,092	20,961	35,329

GROSS PROFIT	7,285	5,761	7,111	25,469	31,503

OPERATING EXPENSES
Selling and marketing	2,971	2,728	3,673	12,515	16,525
Research and development	2,595	2,375	3,671	9,815	15,251
General and administrative	2,776	2,850	3,083	11,914	13,453
Restructuring expense	100	137	351	1,278	2,198
Gain on sale of assets	(209)	(1,007)	—	(3,187)	—

Total operating expenses	8,233	7,083	10,778	32,335	47,427

OPERATING LOSS	(948)	(1,322)	(3,667)	(6,866)	(15,924)

Other income (expense), net	(126)	469	1,026	421	6,624
Interest expense, net	(990)	(911)	(929)	(3,654)	(3,414)

Loss before provision for income taxes	(2,064)	(1,764)	(3,570)	(10,099)	(12,714)

Provision for income taxes	(274)	(280)	(150)	(867)	(938)

NET LOSS	(2,338)	(2,044)	(3,720)	(10,966)	(13,652)

Dividends and accretion on redeemable preferred stock	(3,600)	(3,551)	(3,418)	(14,117)	(18,730)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,938)	$(5,595)	$(7,138)	$(25,083)	$(32,382)

Net loss per share attributable to common shareholders - basic and diluted	$(0.16)	$(0.15)	$(0.20)	$(0.69)	$(1.01)

Weighted average shares - basic and diluted	36,302	36,191	35,841	36,174	31,933

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended
	December 31, 2006	September 30, 2006	December 31, 2005	Year ended December 31,
				2006	2005
	(in thousands, except per share amounts)
NET REVENUE
Software licensing	$3,779	$2,688	$4,269	$12,876	$19,078
Hosted messaging	1,166	1,220	3,150	4,775	15,198
Professional services	2,879	2,257	2,829	10,539	12,759
Maintenance and support	4,716	4,687	4,955	18,240	19,797

Total net revenue	12,540	10,852	15,203	46,430	66,832

COST OF NET REVENUE
Software licensing	978	1,105	1,237	4,447	4,843
Hosted messaging	607	583	2,356	2,433	11,535
Professional services	1,991	1,917	2,197	8,020	9,128
Maintenance and support	1,378	1,290	1,490	5,155	5,997

Total cost of net revenue	4,954	4,895	7,280	20,055	31,503

GROSS PROFIT	7,586	5,957	7,923	26,375	35,329

OPERATING EXPENSES
Selling and marketing	2,904	2,679	3,591	12,254	16,014
Research and development	2,484	2,285	3,174	9,389	12,246
General and administrative	2,476	2,648	2,891	10,903	12,237

Total operating expenses	7,864	7,612	9,656	32,546	40,497

ADJUSTED EBITDA LOSS	$(278)	$(1,655)	$(1,733)	$(6,171)	$(5,168)

Adjusted EBITDA loss per share	$(0.01)	$(0.05)	$(0.05)	$(0.17)	$(0.16)

Weighted average shares	36,302	36,191	35,841	36,174	31,933

*	Excludes interest expense, net, provision for income taxes, depreciation and amortization adjusted to exclude other items such as gain on sale of assets, other income (expense), net, restructuring expenses, stock-based expenses and dividends and accretion on redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconcilation between the Company’s Non-GAAP results and Adjusted

EBITDA Loss to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended
	December 31, 2006	September 30, 2006	December 31, 2005	Year ended December 31,
				2006	2005
	(in thousands, except per share amounts)
Adjusted EBITDA loss	$(278)	$(1,655)	$(1,733)	$(6,171)	$(5,168)
Interest expense, net	(990)	(911)	(929)	(3,654)	(3,414)
Provision for income taxes	(274)	(280)	(150)	(867)	(938)
Depreciation and amortization	(676)	(421)	(1,402)	(1,949)	(7,462)
Other income (expense), net	(126)	469	1,026	421	6,624
Gain on sale of assets	209	1,007	—	3,187	—
Restructuring expenses	(100)	(137)	(351)	(1,278)	(2,198)
Stock-based expenses	(103)	(116)	(181)	(655)	(1,096)

Net loss	(2,338)	(2,044)	(3,720)	(10,966)	(13,652)
Dividends and accretion on redeemable preferred stock	3,600	3,551	3,418	14,117	18,730

Net loss attributable to common shareholders	$(5,938)	$(5,595)	$(7,138)	$(25,083)	$(32,382)

Net loss per share attributable to common shareholders - basic and diluted	$(0.16)	$(0.15)	$(0.20)	$(0.69)	$(1.01)

Weighted average shares - basic and diluted	36,302	36,191	35,841	36,174	31,933

The following table provides a reconcilation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expenes on a United States GAAP basis.

	Three months ended
	December 31, 2006	September 30, 2006	December 31, 2005	Year ended December 31,
				2006	2005
	(in thousands, except per share amounts)
Total cost of net revenues and operating expenses on an adjusted EBITDA basis	$12,818	$12,507	$16,936	$52,601	$72,000
Depreciation and amortization	(676)	(421)	(1,402)	(1,949)	(7,462)
Gain on sale of assets	209	1,007	—	3,187	—
Restructuring expenses	(100)	(137)	(351)	(1,278)	(2,198)
Stock-based expenses	(103)	(116)	(181)	(655)	(1,096)

Total cost of net revenues and operating expenses on a United States GAAP basis	$13,488	$12,174	$18,870	$53,296	$82,756